Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Sophia Hong	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS RECORD 2Q26 REVENUE, UP 62% YOY

Record Compute & Communications Revenue and Continued Industrial & Embedded Revenue Recovery

AMI Acquisition Closed Creating Most Complete Secure Management and Control Platform

Guides 65% 3Q26 YOY FPGA Revenue Growth and Even Faster EPS Growth

HILLSBORO, Ore. – Aug. 4, 2026 – Lattice Semiconductor Corporation (Nasdaq: LSCC), the low power programmable leader, announced financial results today for the fiscal second quarter ended July 4, 2026.

Revenue for the second quarter of 2026 was $201.1 million, with GAAP gross margin of 70.3%, and GAAP net income of $0.14 per diluted share. On a non-GAAP basis, gross margin was 71.7%, with net income per diluted share of $0.53. GAAP net income and GAAP net income margin for the second quarter of 2026 were $19.4 million and 9.6%, respectively, with adjusted EBITDA of $86.4 million, which is a 43.0% adjusted EBITDA margin for the second quarter of 2026. GAAP net cash flow from operating activities and operating cash flow margin for the second quarter of 2026 were $88.3 million and 43.9%, respectively, which corresponds to non-GAAP free cash flow and free cash flow margin of $81.3 million and 40.4%, respectively.

Ford Tamer, Chief Executive Officer, said, "We delivered an exceptional second quarter, achieving record revenue of $201 million and non-GAAP EPS of $0.53, up 62% and more than 120% year-over-year, respectively. Both metrics exceeded the high end of our guidance. The combination of strong customer demand, accelerating backlog and sustained design win momentum gives us increased confidence in continued market share gains and profitable growth. This is reflected in our third-quarter outlook of $220 million at the midpoint or 65% year-over-year revenue growth in our FPGA business, and $255 million at the midpoint with two months of AMI revenue included. This gets us to a $1 billion revenue run rate, ahead of expectations. With the acquisition close now behind us, we are pleased to welcome the talented AMI team to Lattice, and look forward to building the most complete secure management and control platform to benefit our customers."

Lorenzo Flores, Chief Financial Officer, said, "Our second quarter results demonstrate the operating leverage and earnings power of the Lattice business model, as accelerating revenue growth translated into even stronger profitability and cash flow. We continue to invest strategically to advance our leadership in small- and mid-range FPGAs and broaden the reach of our highly differentiated companion chip strategy. We are seeing growth across our end markets, expanding our customer reach, and believe Lattice is well positioned to drive sustained growth, continued margin strength, and generate increasing free cash flow, and shareholder value."

Selected Second Quarter 2026 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Financial Results (unaudited)
	Q2 2026	Q1 2026	Q2 2025	Q/Q	Y/Y
Revenue	$201,079	$170,897	$123,971	17.7%	62.2%
Gross Margin %	70.3%	68.8%	68.4%	150 bps	190 bps
R&D Expense %	31.9%	29.7%	35.1%	220 bps	(320) bps
SG&A Expense %	25.0%	23.5%	28.1%	150 bps	(310) bps
Operating Expenses	$118,979	$91,564	$80,045	29.9%	48.6%
Income from Operations	$22,353	$26,068	$4,706	(14.3)%	375.0%
Net Income (loss)	$19,359	$21,817	$2,913	(11.3)%	564.6%
Net Income (loss) per Share - Basic	$0.14	$0.16	$0.02	$(0.02)	$ 0.12
Net Income (loss) per Share - Diluted	$0.14	$0.16	$0.02	$(0.02)	$ 0.12
Net Income (loss) Margin	9.6%	12.8%	2.3%	(320) bps	730 bps
Operating Cash Flow Margin	43.9%	29.4%	31.1%	1450 bps	1280 bps

	Non-GAAP* Financial Results (unaudited)
	Q2 2026	Q1 2026	Q2 2025	Q/Q	Y/Y
Revenue (GAAP)	$201,079	$170,897	$123,971	17.7%	62.2%
Gross Margin %	71.7%	70.0%	69.3%	170 bps	240 bps
R&D Expense %	21.3%	21.8%	25.1%	(50) bps	(380) bps
SG&A Expense %	12.1%	13.9%	16.8%	(180) bps	(470) bps
Operating Expenses	$67,110	$60,839	$51,834	10.3%	29.5%
Income from Operations	$77,102	$58,715	$34,084	31.3%	126.2%
Net Income	$74,410	$56,970	$32,597	30.6%	128.3%
Net Income per Share - Basic	$0.54	$0.42	$0.24	$ 0.12	$ 0.30
Net Income per Share - Diluted	$0.53	$0.41	$0.24	$ 0.12	$ 0.29
Adjusted EBITDA Margin	43.0%	39.6%	34.1%	340 bps	890 bps
Free Cash Flow Margin	40.4%	23.2%	25.2%	1720 bps	1520 bps

* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities, which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. Additional information relating to these measures is included below in “Non-GAAP Financial Measures.” For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

Second Quarter 2026 Highlights:

•	Record New Product Revenue Growth: Revenue from new products grew more than 60% year over year and is tracking to exceed 25% of total revenue in 2026, led by AI-related server demand.
•	Record Design-Win Momentum Across Key Markets: Secured record design wins, led by Tier 1 customers across datacenter, communications, industrial, automotive, defense and robotics applications.
•	Companion Chip Momentum: Continued strength in companion chip momentum with announced partnerships with ASPEED BMC at Computex, and Texas Instruments Radar Sensor demonstrated at NVIDIA GTC.
•	Best Post-Quantum Cryptography: Lattice MachXO5™-NX TDQ FPGA family, which delivers unmatched security, reliability and flexibility, won a 2026 Cybersecurity Stars Award in the Best Post-Quantum Cryptography category.
•	TIME'S America's Best Company: Lattice named one of America's Best Companies 2026 by Time and Statista Inc. based on employee satisfaction, revenue growth, and sustainability transparency.

Lattice Closes AMI Acquisition: Creates Most Complete Secure Management and Control Platform for Data Center AI and Physical AI

•

Acquisition Financial Details: On July 27, 2026, Lattice announced the completion of its $1.65 billion acquisition of AMI, comprising approximately $1 billion in cash and $650 million in Lattice common stock, adjusted based on the trading price of Lattice’s common stock prior to the completion of the acquisition resulting in the issuance of approximately 5.2 million shares. The transaction is expected to be accretive to gross margin, EBITDA, free cash flow, and EPS on a non-GAAP basis, and it supports Lattice’s trajectory toward $1 billion+ annual revenue run rate in Q3 2026.

•	AMI Business Highlights: AMI’s revenue for calendar 2026 is expected to be more than $200 million, with a non-GAAP gross margin expected to exceed 75% by the end of 2026, and adjusted EBITDA margins of approximately 40%.
•	Even More Benefits to Customers: The combination brings together Lattice's industry-leading low power FPGA expertise and AMI's market-leading platform firmware and infrastructure manageability technology for cloud and AI, significantly expanding Lattice’s capability, scale, customer set, and addressable market.
•	Commitment to Neutrality and Openness: AMI's silicon-neutral, open approach to platform firmware and infrastructure manageability is the foundation of its trusted relationships with hyperscalers, OEMs, ODMs, neocloud providers, and partners worldwide. Lattice remains committed to this neutrality as AMI operates within the combined company.
•	Leadership: AMI will operate as a dedicated business unit within Lattice Semiconductor. The AMI business unit will be led by longtime AMI CEO, Sanjoy Maity, under the name AMI, a Lattice Company. Maity will report directly to CEO Ford Tamer, and focus on driving leadership platform firmware and infrastructure manageability innovation for cloud and AI.

Ford Tamer, Chief Executive Officer, said, “The addition of AMI’s capabilities expands the solutions we can provide for compute and communications, and broadens our relationships with hyperscalers, OEMs, ODMs and neocloud providers, while doubling our addressable market. AMI will continue to operate on an open, silicon-agnostic basis, preserving the neutrality and customer choice that are central to its value.”

For more information, please see the transaction announcement and related materials available on the investor relations section of www.latticesemi.com.

Business Outlook - Third Quarter of 2026:

•

FPGA revenue for the third quarter of 2026 is expected to be between $210 million and $230 million. Lattice revenue for the third quarter of 2026, including an approximate two-month contribution from AMI, is expected to be between $245 million and $265 million.

•	Lattice gross margin for the third quarter of 2026, including an approximate two-month contribution from AMI, is expected to be 69.5% plus or minus 1% on a non-GAAP basis.
•	Total operating expenses for the third quarter of 2026 are expected to be between $83 million and $90 million on a non-GAAP basis.
•	Income tax rate for the third quarter of 2026 is expected to be between 4% and 6% on a non-GAAP basis.
•	Net income for the third quarter of 2026 is expected to be between $0.54 and $0.58 per share on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the third quarter of 2026, certain items that affect reconciliation of non-GAAP financial measures for non-GAAP gross margin percentage, non-GAAP total operating expenses, non-GAAP income tax rate, and non-GAAP net income are not available on a forward-looking basis because such items cannot be reasonably calculated without unreasonable efforts due to the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP financial measures, including certain large and/or unpredictable charges such as stock-based compensation expense; performance-based equity expense; legal expense outside the ordinary course of business; restructuring; impairment and acquisition related charges. Consequently, the Company is unable to calculate the most directly comparable GAAP measure to non-GAAP gross margin percentage, non-GAAP total operating expenses, non-GAAP income tax rate, non-GAAP EPS, and non-GAAP net income for the Company’s third quarter of 2026 guidance.

Investor Conference Call / Webcast Details:

Lattice Semiconductor will review the Company's financial results for the fiscal second quarter 2026, and business outlook on Tuesday, August 4 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-877-407-3982 or 1-201-493-6780 with conference identification number 13761016. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are neither historical facts nor assurances of future performance and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to our revenue, EPS growth, and free cash flow and related drivers; future financial performance; market share; profitable growth; shareholder value, our expectations related to market recovery and growth including AI and data center-related growth; statements about operating leverage and margin expansion; statements about design win momentum, backlog strength, and our companion chip opportunity; our expectations regarding the acquisition of AMI, including expected benefits, integration, and expected accretive impact on non-GAAP gross margin, adjusted EBITDA, free cash flow, and EPS, and our trajectory toward a $1 billion+ or greater annual revenue run rate in Q3 2026; the statements under the heading “Lattice Closes AMI Acquisition: Creates Most Complete Secure Management and Control Platform for data center AI and physical AI” and “Business Outlook - Third Quarter of 2026.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Estimates of future revenue and other financial and operational outcomes are inherently uncertain due to factors such as: global economic conditions which may affect customer demand; the cyclical nature of the semiconductor industry including fluctuating customer and distributor purchasing patterns, inventory levels, and order timing; pricing and inflationary pressures; competitive actions; international trade disputes and sanctions; the impact of tariffs, trade restrictions, export controls, license requirements or similar actions on us or our suppliers and customers, including the impact on the costs of our products, the products into which they are integrated, and the impact on demand due to costs and uncertainty; the risk that we will not successfully integrate AMI's businesses within the anticipated timeframe, or that such integration will be more difficult, costly, or time-consuming than anticipated; the risk that we may fail to realize the anticipated benefits, synergies, cost savings, or accretive impact on gross margin, adjusted EBITDA, free cash flow, and EPS on a non-GAAP basis of the AMI acquisition within the expected timeframe or at all; and other significant risks and uncertainties that are beyond our ability to predict or control. Actual gross margin percentage, operating expenses, income tax rate, and net income on a per share basis could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, our ability to secure sufficient supply to meet customer demand; the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes.

Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those described in our filings with the Securities and Exchange Commission, including Lattice’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, especially those under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”, all of which are expressly incorporated herein by reference.

Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. New risk factors emerge from time to time and it is not possible for the Company to predict all risk factors. You should not rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to and undertakes no obligation to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP, including non-GAAP gross margin, gross margin percentage, R&D expense, SG&A expense, operating expenses, income from operations, income tax expense, net income, net income per share – basic, and net income per share – diluted, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and free cash flow margin. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation and related payroll tax effects; accruals related to the portion of our annual incentive plan that we intend to settle in shares of our common stock; transformation activities; legal expense outside the ordinary course of business; amortization of acquired intangible assets; restructuring plan and other charges; acquisition related charges, write-off of unamortized debt costs; and the estimated tax effect of these items, non-cash changes in net deferred income taxes, change in tax law and other tax adjustments; and depreciation and other amortization. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.

The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data. The non-GAAP financial information used by the Company may differ from that used by other companies. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (Nasdaq: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, X, Facebook, YouTube, WeChat, or Weibo.

# # #

Lattice Semiconductor Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	July 4,	April 4,	June 28,	July 4,	June 28,
	2026	2026	2025	2026	2025
Revenue	$201,079	$170,897	$123,971	$371,976	$244,121
Cost of sales	59,747	53,265	39,220	113,012	77,642
Gross margin	141,332	117,632	84,751	258,964	166,479
Operating expenses:
Research and development	64,231	50,836	43,530	115,067	84,917
Selling, general, and administrative	50,278	40,105	34,811	90,383	67,937
Amortization of acquired intangible assets	19	20	13	39	13
Restructuring and other	22	603	1,691	625	1,932
Acquisition related	4,429	—	—	4,429	—
Total operating expenses	118,979	91,564	80,045	210,543	154,799
Income from operations	22,353	26,068	4,706	48,421	11,680
Interest income (expense), net	(88)	1,269	614	1,181	1,666
Other income (expense), net	(5,048)	(71)	(238)	(5,119)	(283)
Income before income taxes	17,217	27,266	5,082	44,483	13,063
Income tax expense (benefit)	(2,142)	5,449	2,169	3,307	5,128
Net income	$19,359	$21,817	$2,913	$41,176	$7,935

Net income per share:
Basic	$0.14	$0.16	$0.02	$0.30	$0.06
Diluted	$0.14	$0.16	$0.02	$0.29	$0.06

Shares used in per share calculations:
Basic	137,049	136,814	137,112	136,932	137,399
Diluted	140,232	139,390	137,596	140,024	137,675

Lattice Semiconductor Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 4,	January 3,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$173,305	$133,886
Accounts receivable, net	120,024	102,277
Inventories, net	100,501	89,202
Other current assets	44,308	38,509
Total current assets	438,138	363,874

Property and equipment, net	80,550	77,032
Operating lease right-of-use assets	36,161	39,459
Intangible assets, net	20,082	4,143
Goodwill	315,358	315,358
Deferred income taxes	62,454	62,675
Other long-term assets	23,438	20,579
	$976,181	$883,120

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$80,894	$56,518
Accrued liabilities	32,691	30,594
Accrued payroll obligations	31,281	30,561
Total current liabilities	144,866	117,673

Long-term operating lease liabilities, net of current portion	32,591	36,127
Other long-term liabilities	11,197	15,266
Total liabilities	188,654	169,066

Stockholders' equity	787,527	714,054
	$976,181	$883,120

Lattice Semiconductor Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	July 4,	June 28,
	2026	2025
Cash flows from operating activities:
Net income	$41,176	$7,935
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	72,472	44,459
Depreciation and amortization	18,985	17,539
Change in deferred income tax provision	568	1,136
Other non-cash adjustments	9,615	4,164
Net changes in assets and liabilities	(4,259)	(4,810)
Net cash provided by (used in) operating activities	138,557	70,423
Cash flows from investing activities:
Capital expenditures	(17,553)	(15,846)
Other investing activities	(25,190)	(7,782)
Net cash provided by (used in) investing activities	(42,743)	(23,628)
Cash flows from financing activities:
Repurchase of common stock	(15,000)	(70,855)
Net cash flows related to stock compensation exercises	(29,705)	(5,729)
Cash paid for debt issuance costs	(11,749)	—
Net cash provided by (used in) financing activities	(56,454)	(76,584)
Effect of exchange rate change on cash	59	654
Net increase (decrease) in cash and cash equivalents	39,419	(29,135)
Beginning cash and cash equivalents	133,886	136,291
Ending cash and cash equivalents	$173,305	$107,156

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Income taxes paid, net of refunds	$3,333	$4,192
Operating lease payments	$5,276	$4,187

Lattice Semiconductor Corporation

Supplemental Historical Financial Information

(unaudited)

	Three Months Ended
	July 4,	April 4,	June 28,
	2026	2026	2025
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	54	63	63
Inventory Days (DIO)	153	151	218

Revenue % (by Geography)
Asia	79%	78%	67%
Americas	12%	11%	22%
Europe (incl. Africa)	9%	11%	11%

Revenue % (by End Market) (1)
Compute and Communications	63%	62%	55%
Industrial and Embedded	37%	38%	45%

Revenue $M (by End Market) (1)
Compute and Communications	$126.0	$106.6	$68.7
Industrial and Embedded	$75.1	$64.3	$55.3

Revenue % (by Channel)
Distribution	95%	94%	84%
Direct	5%	6%	16%

(1)	Lattice Semiconductor previously announced that it has updated its disaggregated end market reporting to better reflect how the Company views its business. Effective beginning Q1 2026, Lattice Semiconductor will disaggregate revenue by end market into (i) Compute and Communications and (ii) Industrial and Embedded. Compute and Communications reflects a reordering of the Company's prior Communications and Computing end market, while Industrial and Embedded combines the Company's previously reported Industrial and Automotive, and Consumer end markets. This change represents a presentation-only update and has no impact on the Company’s consolidated financial results. Prior period end market information will be recast to conform to the new presentation to facilitate comparability.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	July 4,	April 4,	June 28,
	2026	2026	2025
Gross Margin Reconciliation
GAAP Gross margin	$141,332	$117,632	$84,751
Stock-based compensation - gross margin (1)	2,632	1,687	1,105
Incentive compensation to be settled in equity - gross margin (2)	248	235	62
Non-GAAP Gross margin	$144,212	$119,554	$85,918

Gross Margin % Reconciliation
GAAP Gross margin %	70.3%	68.8%	68.4%
Stock-based compensation - gross margin (1)	1.3%	1.1%	0.8%
Incentive compensation to be settled in equity - gross margin (2)	0.1%	0.1%	0.1%
Non-GAAP Gross margin %	71.7%	70.0%	69.3%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	31.9%	29.7%	35.1%
Stock-based compensation - R&D (1)	(9.4)%	(7.0)%	(8.3)%
Incentive compensation to be settled in equity - R&D (2)	(1.2)%	(0.9)%	(0.5)%
Transformation charges	—%	—%	(1.2)%
Non-GAAP R&D Expense %	21.3%	21.8%	25.1%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	25.0%	23.5%	28.1%
Stock-based compensation - SG&A (1)	(11.5)%	(8.7)%	(10.3)%
Incentive compensation to be settled in equity - SG&A (2)	(1.4)%	(0.9)%	(0.5)%
Legal expenses (3)	—%	—%	(0.5)%
Non-GAAP SG&A Expense %	12.1%	13.9%	16.8%

Operating Expenses Reconciliation
GAAP Operating expenses	$118,979	$91,564	$80,045
Stock-based compensation - operations (1)	(42,220)	(26,804)	(23,036)
Incentive compensation to be settled in equity - operations (2)	(5,179)	(3,198)	(1,212)
Transformation charges	—	—	(1,541)
Legal expenses (3)	—	—	(568)
Amortization of acquired intangible assets	(19)	(20)	(13)
Restructuring and other	(22)	(703)	(1,841)
Acquisition related	(4,429)	—	—
Non-GAAP Operating expenses	$67,110	$60,839	$51,834

(1)	Includes stock-based compensation and related payroll tax expenses.
(2)	Includes accruals for the portion of our annual incentive plan that we intend to settle in equity and related payroll tax expenses.
(3)	Includes legal expenses outside the ordinary course of business, including those incurred defending against claims brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	July 4,	April 4,	June 28,
	2026	2026	2025
Income from Operations Reconciliation
GAAP Income from operations	$22,353	$26,068	$4,706
Stock-based compensation (1)	44,852	28,491	24,141
Incentive compensation to be settled in equity (2)	5,427	3,433	1,274
Transformation charges	—	—	1,541
Legal expenses (3)	—	—	568
Amortization of acquired intangible assets	19	20	13
Restructuring and other	22	703	1,841
Acquisition related	4,429	—	—
Non-GAAP Income from operations	$77,102	$58,715	$34,084

Income from Operations % Reconciliation
GAAP Income from operations %	11.1%	15.3%	3.8%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	27.2%	19.1%	23.7%
Non-GAAP Income from operations %	38.3%	34.4%	27.5%

Interest Income (Expense) Reconciliation
GAAP Interest income (expense), net	$(88)	$1,269	$614
Bridge facility debt cost amortization	876	—	—
Non-GAAP Interest income (expense), net	$788	$1,269	$614

Other Income (Expense) Reconciliation
GAAP Other income (expense), net	$(5,048)	$(71)	$(238)
Write-off unamortized debt costs	4,898	—	—
Non-GAAP Other income (expense), net	$(150)	$(71)	$(238)

Income Tax Expense (Benefit) Reconciliation
GAAP Income tax expense	$(2,142)	$5,449	$2,169
Estimated tax effect of non-GAAP adjustments	7,438	5,119	2,158
Non-cash changes in net deferred income taxes	(1,966)	(7,625)	(1,723)
Change in tax law (4)	—	—	(741)
Non-GAAP Income tax expense	$3,330	$2,943	$1,863

(1)	Includes stock-based compensation and related payroll tax expenses.
(2)	Includes accruals for the portion of our annual incentive plan that we intend to settle in equity and related payroll tax expenses.
(3)	Includes legal expenses outside the ordinary course of business, including those incurred defending against claims brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.
(4)	Includes an increase in our provision for U.S. tax on foreign operations resulting from The 2017 Tax Cuts and Jobs Act and is related to the capitalization and subsequent amortization of R&D costs for tax purposes which was made permanent in the 2025 Tax Act in the third quarter of fiscal 2025.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	July 4,	April 4,	June 28,
	2026	2026	2025
Net Income Reconciliation
GAAP Net income (loss)	$19,359	$21,817	$2,913
Stock-based compensation (1)	44,852	28,491	24,141
Incentive compensation to be settled in equity (2)	5,427	3,433	1,274
Transformation charges	—	—	1,541
Legal expenses (3)	—	—	568
Amortization of acquired intangible assets	19	20	13
Restructuring and other	22	703	1,841
Acquisition related	4,429	—	—
Bridge facility debt cost amortization	876	—	—
Write-off unamortized debt costs	4,898	—	—
Estimated tax effect of non-GAAP adjustments	(7,438)	(5,119)	(2,158)
Non-cash changes in net deferred income taxes	1,966	7,625	1,723
Change in tax law (4)	—	—	741
Non-GAAP Net income	$74,410	$56,970	$32,597

Net Income Per Share Reconciliation
GAAP Net income (loss) per share - basic	$0.14	$0.16	$0.02
Cumulative effect of Non-GAAP adjustments	0.40	0.26	0.22
Non-GAAP Net income per share - basic	$0.54	$0.42	$0.24

GAAP Net income (loss) per share - diluted	$0.14	$0.16	$0.02
Cumulative effect of Non-GAAP adjustments	0.39	0.25	0.22
Non-GAAP Net income per share - diluted	$0.53	$0.41	$0.24

Shares used in per share calculations:
Basic	137,049	136,814	137,112
Diluted	140,232	139,390	137,596

(1)	Includes stock-based compensation and related payroll tax expenses.
(2)	Includes accruals for the portion of our annual incentive plan that we intend to settle in equity and related payroll tax expenses.
(3)	Includes legal expenses outside the ordinary course of business, including those incurred defending against claims brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.
(4)	Includes an increase in our provision for U.S. tax on foreign operations resulting from The 2017 Tax Cuts and Jobs Act and is related to the capitalization and subsequent amortization of R&D costs for tax purposes which was made permanent in the 2025 Tax Act in the third quarter of fiscal 2025.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	July 4,	April 4,	June 28,
	2026	2026	2025
Reconciliation of Net income to Adjusted EBITDA
GAAP Net income (loss)	$19,359	$21,817	$2,913
Interest (income) expense, net	88	(1,269)	(614)
Income tax expense (benefit)	(2,142)	5,449	2,169
Amortization of acquired intangible assets	19	20	13
Depreciation and other amortization	9,414	9,109	8,380
Stock-based compensation (1)	44,852	28,491	24,141
Incentive compensation to be settled in equity (2)	5,427	3,433	1,274
Transformation charges	—	—	1,541
Legal expenses (3)	—	—	568
Restructuring and other	22	703	1,841
Acquisition related	4,429	—	—
Write-off unamortized debt costs	4,898	—	—
Adjusted EBITDA	$86,366	$67,753	$42,226
Adjusted EBITDA margin	43.0%	39.6%	34.1%

Reconciliation of Net income margin to Adjusted EBITDA margin
GAAP Net income (loss) margin	9.6%	12.8%	2.3%
Cumulative effect of EBITDA adjustments	33.4%	26.8%	31.8%
Adjusted EBITDA margin	43.0%	39.6%	34.1%

Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow
GAAP Net cash provided by operating activities	$88,302	$50,255	$38,531
Operating cash flow margin	43.9%	29.4%	31.1%
Capital expenditures	(7,020)	(10,533)	(7,230)
Free cash flow	$81,282	$39,722	$31,301
Free cash flow margin	40.4%	23.2%	25.2%

(1)	Includes stock-based compensation and related payroll tax expenses.
(2)	Includes accruals for the portion of our annual incentive plan that we intend to settle in equity and related payroll tax expenses.
(3)	Includes legal expenses outside the ordinary course of business, including those incurred defending against claims brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.